SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2023

SYBLEU INC.

(Exact name of small business issuer as specified in its charter)

Wyoming	85-1412307
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Commission File No. 333-248059

1034 Throgss Neck Expressway,  Bronx, NY 10465

(Address of Principal Executive Offices)

(800) 807-4631

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01 Entry into a Material Definitive Agreement

On June 30, 2023 SYBLEU INC. (the “Company”) entered into an agreement (“Agreement”) whereby the Company purchased from Zander Biologics, Inc. (“Zander”) a 50% interest in

(a)the invention disclosed in US Patent US11377442B2 (Small molecule agonists and antagonists of NR2F6 activity), all patent rights to the invention described in US Patent US11377442B2 as well as all trade secrets, trademarks and associated good will to the invention described in US Patent US11377442B2 and

(b) the invention disclosed in US Patent US US10472351B2 (Small molecule agonists and antagonists of NR2F6 activity in animals), all patent rights to the invention described in US Patent US10472351B2 as well as all trade secrets, trademarks and associated good will to the invention described in US Patent US10472351B2.
(“IP Rights”).

The IP rights are to patent protected small molecule compounds which compounds have been found to modulate the immune system.

Pursuant to the Agreement the Company issued to Zander a promissory note in the principal amount of $300,000 bearing simple interest at 10% per annum as consideration for 50% interest in the IP rights. The promissory note and all accrued interest are due and payable June 30, 2025.

In the event that on or prior to July 31, 2023 Zander causes to be filed with the United States Patent and Trademark Office any and all documentation which may be required in order to record the transfer of the 50% Interest to the Company Zander shall receive additional consideration consisting of 1,000,000 common shares of the Company.

The Company and Zander (The “Parties”) agree to jointly develop and commercialize the IP Rights for veterinary use upon mutually acceptable terms and conditions. Each Party shall be entitled to 50% of any and all revenues derived from development and commercialization .Each Party shall be responsible for 50% of all any and all expenses incurred in connection with development and commercialization.

Neither Party shall transfer right, title and interest in and to including, but not limited to, the copyrights, trade secrets, trademarks and associated good will and patent rights to the IP Rights in whole or in part without the written consent of the other Party. Neither Party shall grant any rights or license to the IP Rights to any entity without the written consent of the other Party.

The foregoing description of the abovementioned Agreement is not complete and is qualified in its entirety by reference to the text of the abovementioned Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated in this Item 1.01 by reference.

Item 9.01 Exhibits.

Exhibit No.	Description of Exhibit
10.1	Agreement

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYBLEU INC.

Dated: July 7, 2023	By: /s/ Joseph G. Vaini

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